Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT
WACHOVIA SECURITIES 14TH ANNUAL NANTUCKET EQUITY CONFERENCE
AND WILLIAM BLAIR 24TH ANNUAL GROWTH STOCK CONFERENCE

   Live Internet Broadcast, Replay of Each Presentation Available on Company’s Website

NASHVILLE, Tenn. – June 16, 2004 – American Healthways, Inc. (Nasdaq: AMHC) today announced that it will participate in two upcoming investor conferences and that there will be an online broadcast and replay of each of the Company’s presentations on its web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

Mary A. Chaput, chief financial officer of American Healthways, will present at the Wachovia Securities 14th Annual Nantucket Equity Conference, beginning at 10:45 a.m. Eastern on Tuesday, June 22, 2004.

Ben R. Leedle Jr., the Company’s president and chief executive officer, will present at the William Blair 24th Annual Growth Stock Conference, beginning at 12:50 p.m. Eastern on Thursday, June 24, 2004.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of March 22, 2004, the Company had over 1 million lives under management nationwide. For more information, visit www.americanhealthways.com.